                                                                   EXHIBIT 10.28




                              EMPLOYMENT AGREEMENT
                              --------------------


         AGREEMENT dated as of October 15, 1999 between Bronnercom, LLC, a Delaware limited liability company (the "Company"), and Marschall Smith (the "Executive").

         WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will be employed by and will render services to the Company;

         NOW, THEREFORE, the Company and the Executive agree as follows:

                  1. EFFECTIVE DATE. The Effective Date of this Agreement is the
                     --------------
date for commencement of employment which is October 15, 1999.

                  2. EMPLOYMENT PERIOD. The period during which the Company
                     -----------------
shall employ the Executive and the Executive shall serve the Company under this Agreement (the "Employment Period") shall begin on the Effective Date and end on the second anniversary of the Effective Date; provided, however, that on the
                                              -----------------
second anniversary of the Effective Date and on each subsequent anniversary of such date (each such anniversary hereinafter referred to as a "Renewal Date"), the Employment Period shall be automatically extended by one year, unless at least 60 days before a Renewal Date either party shall give notice to the other that the Employment Period shall not be so extended.

                  3. POSITION AND DUTIES. During the Employment Period, the
                     -------------------
Executive shall serve as General Counsel and Senior Vice President, Business Development, with the duties and responsibilities customarily assigned to such position and such other duties and responsibilities as the Board of Directors or the Chief Executive Officer of the Company shall from time to time assign to the Executive.

                  4. FULL-TIME POSITION. During the Employment Period, and
                     ------------------
excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full business attention and time to the business and affairs of the Company and shall use his best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  5. COMPENSATION.
                     ------------

                  (a) BASE SALARY. As compensation for the Executive's services
                      -----------
hereunder during the Employment Period, the Company shall pay to the Executive an annual salary (the "Base Salary") of not less than $200,000, payable at such times and intervals as the Company pays the base salaries of its other executive employees. The Base Salary shall be reviewed annually during the Employment Period for possible increase. The Base Salary shall not be reduced after any such increase, and the term "Base Salary" shall thereafter refer to the Base Salary as so increased.

                  (B) ANNUAL BONUS. In addition to the Base Salary, for each
                      ------------
fiscal year ending during the Employment Period the Executive shall be eligible for an annual bonus of (the "Annual Bonus"), of up to 100% of the annual Base Salary, the precise amount to be determined by the Chief Executive Officer subject to approval by the Compensation Committee of the Board. Annual bonuses are awarded for calendar year performance and are generally paid in March of the following year, subject to the conditions precedent that the Executive is employed on that date. If the period from the Effective Date to December 31 is less than a full year, any Annual Bonus paid in respect of that period shall be adjusted pro rata based upon the number of months that the Executive is employed by the Company during such fiscal year.

                  (C) STOCK OPTIONS. On or prior to the Effective Date, the
                      -------------
Board will authorize the grant to the Executive of options to purchase 2,500 shares of the Company's common stock (the "Options"). The Options shall be granted under the Company's 1999 Option Plan and shall be subject to the terms of both the 1999 Option Plan and an Option Agreement to be executed by the Executive in connection with the grant of the Options. The Option Agreement shall provide, among other things, that the Options are exercisable at a price per share of $525.00 and that the Options vest over four years at the rate of 25% on the first anniversary of the grant date and 6 1/4% on each quarter thereafter. Notwithstanding any other provisions of this Section, the applicable Option Plan governing issuance of stock options to the Executive hereunder shall provide that all stock options granted to the Executive shall vest and become exercisable within ninety days after termination of employment within two years following a Change in Control, whether by the Company without Cause or by the Executive with Good Reason (as hereinafter defined).

                  (D) BENEFITS. During the Employment Period, the Executive
                      --------
shall be entitled to receive employee benefits (including without limitation medical, life insurance and other welfare benefits and benefits under retirement and savings plans), Company-provided parking and paid vacation, in each case to the same extent as, and on the same terms and conditions as, other similarly situated senior executives of the Company from time to time.

                  (E) EXPENSES. The Executive shall be entitled to receive
                      --------
prompt reimbursement for all reasonable expenses incurred by the Executive during the Employment Period in carrying out his duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

         6. Termination of Employment.
            -------------------------

                  (a) Termination by the Company. The Executive's employment may
                      --------------------------
be terminated by the Company under any of the following circumstances:

                  (i) upon the "Disability" of the Executive, defined as the inability of the Executive to perform his duties hereunder on a full-time basis by reason of physical or mental incapacity, sickness or infirmity that continues for more than 180 days or for periods aggregating more than 180 days during any period of 365 consecutive days;

                  (ii)     for "Cause," as defined below; or

                  (iii)    for any other reason (a termination without "Cause").

                  (b) Definition of "Cause". "Cause" means and shall be limited
                      ---------------------
to:

                  (i) wrongful misappropriation of the funds or property of the Company;

                  (ii) use of alcohol or illegal drugs interfering with the performance of the Executive's obligations, continuing after written warning of such actions;

                  (iii) admission, confession, indictment or plea bargain to, or conviction of, a felony, or of any crime involving moral turpitude, dishonesty, theft, unethical or unlawful conduct;

                  (iv) commission of any willful, intentional or grossly negligent act which could reasonably be expected to injure the reputation, business or business relationships of the Company or which may tend to bring the Executive or the Company into disrepute, or the willful commission of any act which is a breach of the Executive's fiduciary duties to the Company;

                  (v) the deliberate or willful failure by the Executive (other than by reason of the Executive's physical or mental illness, incapacity or disability) to substantially perform his duties with the Company and the continuation of such failure for a period of 30 days after delivery by the Company to the Executive of Notice specifying the scope and nature of such failure and the Company's intention to terminate the Executive for Cause.

                  (vi) commission of any act which constitutes a material breach of the policies of the Company, including but not limited to the disclosure of any confidential information or trade secrets pertaining to the Company or any of its clients.

         For purposes of this Section, any act or failure to act of the Executive shall not be considered "willful" unless done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. The determination that any of the above described events constitute Cause shall be made by the Board in its sole discretion. The Company shall give the Executive Notice of termination specifying which of the foregoing provisions is applicable. The effective date of the Executive's termination of employment with the Company (the "Date of Termination") shall be the 30th business day after such Notice is given or such other date as the Company and the Executive shall agree.

                  (c) TERMINATION BY THE EXECUTIVE. The Executive's employment
                      ----------------------------
may be terminated by the Executive under either of the following circumstances:

                  (i)      for "Good Reason," as defined below; or

                  (ii)     for any other reason (a termination without "Good
                           Reason").

                  (d) DEFINITION OF "GOOD REASON". "Good Reason" means
                      ---------------------------
termination at the Executive's initiative:

                  (i) within two years after a corporate Change in Control (as defined in Exhibit A to this Agreement) if the Executive's title, duties, status, reporting relationship, authority, responsibilities or compensation have been materially and adversely affected; or if the Executive's principal place of employment immediately prior to the change of control is relocated to a location more than 50 miles from such place of employment.

                  (ii) after any material failure by the Company to comply with any provision of Section 5 of this Agreement, unless such failure is remedied by the Company within ten business days after receipt of Notice thereof from the Executive.

                  The Executive shall give the Company Notice of termination specifying which of the foregoing provisions is applicable and the factual basis therefor, and if the Company fails to remedy such material failure, the Date of Termination shall be the 30th business day after such Notice is given or such other date as the Company and the Executive shall agree.

                  (e) SEVERANCE BENEFITS UPON CERTAIN TERMINATIONS. If during
                      --------------------------------------------
the Employment Period the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement except as follows:

                  (i) For a period of twelve months after the Date of Termination, the Company shall continue to pay the Executive (A) the Base Salary at the rate in effect immediately before the Date of Termination (but, in the case of a termination by the Executive for Good Reason, disregarding any reduction thereof that was the basis for such termination) and (B) an annual bonus amount (the "Bonus Amount") equal to the average of the annual bonuses paid to the Executive for the three years immediately preceding the Date of Termination, or the average of the annual bonuses for the year(s) immediately preceding the Date of Termination, if the Executive has been employed by the Company for less than three years. If no bonus was paid to the Executive in the year immediately preceding the Date of Termination, the Bonus Amount shall be calculated at 50% of the Base Salary;

                  (ii) The Company shall continue to provide the Executive with group health benefits pursuant to COBRA (the "Group Health Benefits") for twelve months after the Date of Termination, and shall provide the Executive with information and access to enable the Executive to continue COBRA coverage thereafter for the maximum permitted duration at the Executive's expense; provided, that during any period when the Executive
                           --------
                           is eligible to receive any such benefits under another employer-provided plan or a government plan, the Group Health Benefits or substitute benefits provided by the Company under this clause may be made secondary to those provided under such other plan;

                  (iii) The Company shall pay the Executive any amounts that have been earned but not yet paid under Section 5 hereof.

                  (iv) Stock options previously granted to the Executive may become vested and exercisable as described in Section 5(c).

                  (v) Receipt of severance benefits is conditioned on Executive's execution and delivery of a separation agreement including a general release of claims, in a form acceptable to the Company, and on Executive's strict compliance with the Non-Competition, Non-Solicitation and Confidentiality Agreement substantially in the form attached hereto as Exhibit B.

                  (F) ADDITIONAL SEVERANCE BENEFITS UPON TERMINATIONS AFTER
                      -----------------------------------------------------
CORPORATE CHANGE IN CONTROL. In addition to the severance benefits provided for
---------------------------
in Section 6(e), if within two years after a corporate Change in Control (as defined in Exhibit A to this Agreement) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to additional severance benefits as follows: On the one-year anniversary of the Date of Termination, the Company shall pay the Executive a lump sum amount equal to the Base Salary and Bonus Amount calculated pursuant to
Section 6(e)(i) above.

                  (g) ADDITIONAL LIMITATION.
                      ---------------------

                  (i) Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the following provisions shall apply:

                                             (A) If the Severance Payments,
                                    reduced by the sum of (1) the Excise Tax and
                                    (2) the total of the Federal, state, and local income and employment taxes payable by the Executive on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Executive shall be entitled to the full benefits payable under this Agreement.

                                             (B) If the Threshold Amount is less
                                    than (x) the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount. To the extent that there is more than one method of reducing the payments to bring them within the Threshold Amount, the Executive shall determine which method shall be followed; provided that if the Executive fails to make such determination within 45 days after the Company has sent the Executive Notice of the need for such reduction, the Company may determine the amount of such reduction in its sole discretion.

                  For the purposes of this Section 6(f), "Threshold Amount" shall mean three times the Executive's "base amount" within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Executive with respect to such excise tax.

                  (ii) The determination as to which of the alternative provisions of Section 6(f)(i) shall apply to the Executive shall be made by PriceWaterhouseCoopers LLP or any other nationally recognized accounting firm selected by the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining which of the alternative provisions of Section 6(f)(i) shall apply, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

                  (h) OTHER TERMINATIONS. If the Executive's employment is
                      ------------------
terminated by reason of the Executive's death or for any other reason other than by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any compensation under this Agreement other than:

                  (i) Base Salary through the 90th day following the Date of Termination in the case of the Executive's death, and through the Date of Termination in all other cases,

                  (ii) any unpaid Annual Bonus that Executive has earned fully in accordance with Section 5(b) above, for a fiscal year that ended before the Date of Termination,

                  (iii) benefits under and subject to the terms and conditions of any long-term disability insurance coverage in the case of termination because of Disability, and

                  (iv) vested benefits, if any, required to be paid or provided by law.

                  7. NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY
                     -----------------------------------------------------
AGREEMENT. As a condition to his employment, on or before the Effective Date the
---------
Executive agrees to execute and deliver a Non-Competition, Non-Solicitation and Confidentiality Agreement substantially in the form attached hereto as Exhibit B.

                  8. NO MITIGATION. In no event shall the Executive be obligated
                     -------------
to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in Section 6(e)(ii) (health benefits) above, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

                  9. NOTICES.
                     -------

                  (a) Each notice, demand, request, consent, report, approval or communication (hereinafter "Notice") which is or may be required to be given by any party to the other party in connection with this Agreement shall be in writing and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the other party as shown below.

                  (b) Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed:

                  If to the Company:            Bronnercom, LLC
                                                Prudential Tower
                                                800 Boylston Street
                                                Boston, MA  02199
                                                Attn:  David Kenny
                                                Facsimile:  (617) 867-1111

                  If to the Executive:          Marschall Smith
                                                888 McKinley Lane
                                                Lake Forest, IL 60045

                                                Or at the residence address most
                                                recently filed with the Company.

                  (c) Each party may designate by Notice to the other a new address to which any Notice may thereafter be given.

                  10. ENTIRE AGREEMENT. This Agreement shall constitute the
                      ----------------
entire agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements whether oral or written with the Company and its predecessor entities with respect to the subject matter hereof.

                  11. SUCCESSORS AND ASSIGNS
                      ----------------------

                  (a) This Agreement is personal to the Executive and shall not be assignable by the Executive without the prior written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company that expressly agrees to assume and perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place, and "Company" shall include any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

                  12. MISCELLANEOUS.
                      -------------

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws.

                  (b) This Agreement may not be amended or modified except by a written agreement executed by the parties hereto.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (d) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (e) The headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

                  (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  (g) When required by the context, references to "the "Company" in this Agreement shall mean or shall include Bronnercom, LLC, its successors and assigns (subject to the provisions of Section 11(b), its predecessors and its Affiliates. Affiliates are companies that control, that are controlled by, or are under common control with Bronner Slossberg Humphrey Co.

         IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the day and year first above written.


                                      /s/ Marschall Smith
                                      ------------------------------------
                                      MARSCHALL SMITH



                                      BRONNERCOM, LLC


                                      By  /s/ David Kenny
                                          ---------------------------------
                                          David Kenny
                                          Chief Executive Officer

                                    EXHIBIT A
                        DEFINITION OF "CHANGE IN CONTROL"

         "CHANGE IN CONTROL" shall mean any of the following:

                  (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board ("Voting Securities") or (B) the then outstanding shares of Company's common stock, par value $0.01 per share ("Common Stock") (other than as a result of an acquisition of securities directly from the Company); or

                  (b) persons who, as of the Commencement Date, constitute the Company's Board (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

                  (c) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have


                                  EXHIBIT A - 1
occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases the proportionate number of shares beneficially owned by any person to twenty-five percent (25%) or more of either (A) the combined voting power of all of the then outstanding Voting Securities or (B) Common Stock; provided, however, that if
                                                   -----------------
any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities or Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns twenty-five percent (25%) or more of either (A) the combined voting power of all of the then outstanding Voting Securities or (B) Common Stock, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (a).




                                  EXHIBIT A - 2